THERMOGENESIS CORP.


                     UNIT PLACEMENT AGREEMENT



                                                 November 6, 1995

PARADISE VALLEY SECURITIES, INC.
11811 N. Tatum Blvd., Suite 4040
Phoenix, Arizona  85028

Gentlemen:

     The undersigned, THERMOGENESIS CORP., a Delaware corporation (the "Company"), confirms its agreement with you as follows:

1.   DESCRIPTION OF SECURITIES AND OFFERING.

     (a) The Company proposes to issue and sell to investors ("Purchasers") up to 88 units ("Units"), each consisting of 50,000 shares of the Company's common stock, $.001 par value ("Common Stock") and a Common Stock Purchase Warrant ("Warrant") for the purchase of 12,500 shares of Common Stock. The Warrants are exercisable at any time prior to July 31, 1996 at an exercise price of $1.50 per share, subject to reduction in the exercise price under certain circumstances and to certain anti-dilution provisions. The price for each Unit is $25,000.

     The Units will be offered by delivery to prospective investors of the Company's Private Placement Memorandum ("Memorandum") dated October 30, 1995, together with Exhibits A through F annexed thereto, (such Memorandum and exhibits annexed thereto are called collectively herein the "Disclosure Documents," which term shall include any additions or supplements thereto).

     (b) You have advised us that you will act as agent for the Company for this offering. You will offer the Units on a "best efforts-all or none" basis as to the first 30 Units, having an aggregate value of $750,000 ("Minimum Offering"), and on a "best efforts" basis as to the remaining 58 Units having an aggregate value of $1,450,000. The offering of the 88 Units having an aggregate value of $2,200,000 shall be referred to as the "Maximum Offering." If subscriptions for at least 30 Units have been received and accepted by the Company before the expiration date of this offering, the Company may have an initial closing ("Initial Closing") with respect to such subscribed Units and shall continue to offer the remaining Units and may hold additional closings with respect to such Units sold before the expiration date of this offering. The date of any closing under this offering shall be referred to as a "Closing Date" and the date of the final closing under this offering shall be referred to as the "Final Closing Date." You are authorized to sell the Units until and including November 30, 1995, which date may be extended to a date not later than December 31, 1995 by our mutual agreement. The term "Offering Period," as used herein shall include the entire period, as it may be extended, during which the Units may be offered.

     In addition, the Company agrees to sell to you, for an aggregate price of $100, warrants ("Placement Agent's Warrants") for the purchase of up to
8.8 Units at $30,000 per Unit ("Placement Agent's Warrant Units"), on the basis of one Placement Agent's Warrant Unit for each ten Units issued, sold and delivered to Purchasers. The Units to be purchased pursuant to the Placement Agent's Warrant shall have the same terms and conditions as the Units offered hereby.

     The Common Stock, the Warrants, the shares of Common Stock underlying the Warrants (the "Warrant Shares"), the Placement Agent's Warrants and the Placement Agent's Warrant Units (collectively, the "Securities") are more fully described in the Disclosure Documents.

2.   REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS  OF  THE  COMPANY.   The
Company represents, warrants to and agrees with you that except as specifically described in the Memorandum:

     (a) The Company has carefully prepared the Disclosure Documents or has caused them to be so prepared. When read as one document, the Disclosure Documents furnish all information required to be furnished to non-accredited investors under Regulation D ("Regulation D") of the Securities and Exchange Commission ("SEC") promulgated under Securities Act of 1933, as amended (the "1933 Act").

     (b) Applications or other filings necessary to qualify the Securities for sale or to obtain a valid exemption from qualification in the states set forth in Schedule 2(b) or as you may reasonably designate from time to time (the "Designated States") including an exemption from Federal Securities Laws under Regulation D, have been or will be timely filed to permit the lawful offer and sale of the Units in such states. These applications or other filings, as they may be amended from time to time, are referred to herein as the "Blue Sky Applications." The Blue Sky Applications shall be prepared and filed by your counsel together with the Company's assistance.

     (c) The Disclosure Documents and Blue Sky Applications and any amendments or supplements thereto, to the best knowledge of the Company and its directors: (i) do and will, as the case may be, contain all material statements and information which are required to be included in accordance with the 1933 Act, Regulation D and applicable state law, (ii) do and will in all material respects conform to the requirements of the 1933 Act, Regulation D and applicable state law and (iii) do not and will not, as the case may be, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Disclosure Documents and Blue Sky Applications or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by you or on your behalf specifically for use in the preparation thereof.

     (d) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of the Articles of Incorporation or Bylaws of the Company as in effect on the date hereof (the "Organizational Documents"), and will not constitute a material default under any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company is bound, and will not violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     (e) Subsequent to the dates as of which information is given in the Disclosure Documents, except as contemplated therein and prior to the final Closing, the Company has not and will not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been or will not have been any change in its capitalization, or any material adverse change in its condition (financial or other), net worth, results of operations or prospects except as disclosed in the Disclosure Documents.

     (f) Except as set forth in the Disclosure Documents, there is neither pending nor, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body.

     (g) The Company has been duly organized in accordance with the laws of Delaware and exists in good standing under such laws with full power and authority to conduct its business as described in the Disclosure Documents and is duly qualified and in good standing in the State of California and in each other jurisdiction in which such qualification is required except where the failure to so qualify, both individually and in the aggregate, does not have a material adverse effect on the condition (financial or otherwise), business or prospects of the Company or on its properties or assets.

     (h) The Company has conducted, is conducting and will conduct its business so as to comply in all material respects with all applicable statutes and regulations, and the Company is not charged with and, to the knowledge of the Company, is not under investigation with respect to any violation of any statutes or regulations nor is it the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over its business or operations except as disclosed in the Disclosure Documents.

     (i) The financial statements, together with the related notes, as set forth in the Disclosure Documents, present fairly the assets, liabilities and capital structure of the Company as of the dates presented. Such financial statements, together with the related notes, have been prepared in accordance with generally accepted accounting principles consistently applied. Ernst & Young LLP, who have audited the financial statements at June 30, 1995 and for the period then ended, are independent public accountants within the meaning of the 1933 Act and the rules promulgated thereunder.

     (j) Except as set forth in the Disclosure Documents, the Company has good and marketable title to all properties and assets described therein as owned by it, free and clear of all liens, charges, encumbrances or restrictions.

     (k) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency that might be asserted against it that might materially and adversely affect its business or properties.

     (l) The Company maintains insurance of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, products liability, and all other risks customarily insured against, all of which insurance is in full force and effect.

     (m) To the best of the knowledge of the Company's management, no labor disturbance by the employees of the Company exists or is imminent that could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition, or income of the Company.

     (n) To the best of the knowledge of the Company's management, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of law.

     (o) The Company knows of no outstanding claims for services either in the nature of a finder's fee or origination fee with respect to the sale of the Units hereunder resulting from its acts for which you or the Company may be responsible other than as disclosed in the Disclosure Documents.

     (p) The Securities, when issued and delivered, will conform to the description thereof under the captions "Description of Securities" and "Terms of the Offering" in the Memorandum.


     (q) This Agreement has been duly authorized by all necessary corporate action of the Company and, when executed and delivered, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities.

     (r) The Warrants and the Placement Agent's Warrants, when issued and paid for, will be duly authorized, validly existing obligations of the Company, enforceable in accordance with their respective terms.

     (s) The shares of Common Stock included in the Units, the Warrant Shares, the Common Stock included in the Placement Agent's Warrant Units and the Warrant Shares underlying the Warrants included in the Placement Agent's Warrant Units, when issued and paid for, will constitute duly authorized, legally and validly issued shares of Common Stock, fully paid and non-assessable.

     (t) Except as set forth in the Disclosure Documents, no defaults exist in the due performance or observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it or its properties may be bound.

     (u) Neither the Company nor any affiliate has offered to sell, offered for sale or sold any securities, the offer to sell, offer for sale or sale of which would be integrated (as that term is used in Rule 502(a) of Regulation D) with the offers to sell, offers for sale and sales of the Shares so as to render the exemption provided by Section 3(b) and 4(2) of the 1933 Act and similar exemptions under the laws of the Designated States unavailable with respect to the offering of the Shares hereunder.

     (v) Subject in part to the truth and accuracy of each Purchaser's representations set forth in the Unit Purchase Agreement and Purchaser Questionnaire and the representations and covenants of the Placement Agent made in this Agreement being true, the offer, sale and issuance of the Units, the Common Stock, the Warrants and the Contingent Warrants are exempt from the registration requirements of the 1933 Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     (w) Neither the holders of the outstanding shares of Common Stock nor the holders of any other securities or rights of the Company are entitled to pre-emptive or other rights or agreements for the purchase or acquisition from the Company of any shares of its Common Stock or to subscribe for the Units. Except as specifically and in detail set forth in the Disclosure Documents, the offering of the Units as contemplated by this Agreement and the Memorandum does not give rise to any rights relating to the registration of any securities of the Company, and the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as set forth in the Disclosure Documents, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     (x) Except as set forth in the Disclosure Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity; nor is it not a participant in any joint venture, partnership, or similar arrangement.

     (y) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights necessary for its business as now conducted and as proposed to be conducted as described in the Disclosure Documents without any conflict with or infringement of the rights of others. Except as set forth in the Disclosure Documents, there are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, patents, trade secrets, licenses, and other proprietary rights of any other person or entity. The Company is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

     (z) Except for agreements explicitly contemplated hereby or set forth in the Disclosure Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

     (aa) Except as set forth in the Disclosure Documents, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     (ab) Except as set forth in the Disclosure Documents or herein, no executive officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, except as set forth in the Disclosure Documents, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that executive officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as set forth in the Disclosure Documents, no member of the immediate family of any executive officer or director of the Company is directly or indirectly interested in any material contract with the Company.

3. APPOINTMENT OF PLACEMENT AGENT AND REPRESENTATIONS, WARRANTIES AND AGREEMENTS THEREOF.

     (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints you as its exclusive agent during the Offering Period to effect sales of the Units for the account of the Company upon the other terms and conditions set forth herein, in the Subscription Agreements and in the Memorandum, and you agree to use your best efforts as such agent to produce Purchasers for the Units during the Offering Period upon the terms and conditions set forth herein.

     (b) You may in your discretion use the services of other brokers or dealers ("Participating Dealers") in connection with the offering and sale of the Units, and you may allow and pay to such Participating Dealers (but only as consideration for services rendered in placement of the Units), out of the placement fee payable to you by the Company on account of the sale of the Units, an amount as determined by you in your discretion; provided that all such Participating Dealers are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who are actually engaged in the investment banking or securities business and who have executed and delivered to you the written agreement prescribed by Section 24(c) of Article III of the NASD's Rules of Fair Practice.

     (c) As compensation for your services hereunder the Company will pay you a placement fee equal to 8% of the funds resulting from the sale of Units pursuant to the Maximum Offering contemplated herein, provided that the amount of the Minimum Offering has been sold. In addition, the Company agrees to pay you an amount equal to 3% of the funds resulting from the sale of the Units pursuant to the Maximum Offering as a non-accountable expense allowance.
     (d) Your appointment by the Company as exclusive Placement Agent shall commence upon the date of the execution of this Agreement, and shall continue until and through the last day of the Offering Period, unless (i) the Units shall be completely sold prior to that date, (ii) the offering has been terminated by agreement between you and us, (iii) the terms of the Bank Escrow Agreement (hereinbelow defined), to which you are a party, are not met and the offering is terminated as a result thereof, or (iv) this Agreement shall be terminated at a prior date as provided herein.

     (e) You hereby acknowledge that you are a party to the Bank Escrow Agreement (herein "Bank Escrow Agreement") of even date herewith between yourselves, First Arizona Savings & Loan Association (the "Escrow Agent"), and the Company, the terms of which are incorporated herein by reference.

     (f) At your option, the Company will sell to you the Placement Agent's Warrants to purchase the number of shares specified above in consideration of $100 aggregate purchase price for all of the Placement Agent's Warrants. The Placement Agent's Warrants are exercisable at a price of $30,000 per Unit for a four (4) year period commencing one year after the Final Closing Date. The holders of the Placement Agent's Warrants will have the right to one demand registration and an unlimited number of piggyback registrations. On the Final Closing Date, the Company will deliver to you that number of Placement Agent's Warrants as shall be due to you.

     (g) It is expressly understood and agreed that you are an independent contractor and that neither you nor your agents or employees are in any manner employees of the Company and that the Company shall have no responsibility for unemployment insurance, social security, or income tax withholding in connection with your employees.

     (h) You represent that you are a member of the NASD and a broker-dealer registered as such under the Securities Exchange Act of 1934 (the "1934 Act") and under the securities laws of the states in which the Units will be offered or sold by you and in which states registration as a broker-dealer is required and/or necessary.

     (i) You will offer the Units in accordance with the applicable provisions of the 1933 Act in a manner so as to preserve the exemption from registration as provided in Section 3(b) and/or 4(2) of the Act and Regulation D thereunder and will not knowingly take, or omit to take, any action in connection with offers and of sales of Units which would cause the offering not to be made in compliance with Regulation D; you will not offer the Units for sale in any jurisdiction unless and until the Company or your counsel shall have advised you that the Units are exempt from registration under the state securities laws applicable thereto; and you have not and will not knowingly take any action which would require registration of the Units under any federal or state securities laws, or any other laws, orders, rules or regulations without the consent of the Company.

     (j)  The offering  of  the  Units  will be limited to persons who have
completed   Purchaser  Questionnaires  (as  defined   in   the   Disclosure
Documents).

     (k) You shall make no representations concerning the offering, except as set forth in the Disclosure Documents, and except for such supplemental information relating to the Company as shall be made available by the Company to offerees and their representatives as contemplated by Regulation D.

     (l) You will not use any offering or selling materials other than materials furnished or approved by the Company.

     (m) You will not offer the Units by means of any form of general solicitation or general advertising.

     (n) In placing, offering, offering to sell, offering for sale, negotiating for sale or selling Units, you will, subject to the Company's and its agents' compliance with the same, utilize your best efforts to comply with the applicable provisions of the 1933 Act.

4.   COVENANTS OF THE  COMPANY.   The Company covenants and agrees with you
that:

     (a) The Company will use its best efforts to cause the Blue Sky Applications in the Designated States and any subsequent amendments thereto to become effective (which term as used in this Agreement shall include taking all steps necessary to obtain an exemption from registration of the Units in a jurisdiction) as promptly as possible; provided, however, that in no event shall (i) the Company be obligated to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject,
(ii) any stockholder be required to escrow their shares of capital stock of the Company (except for the lock-up agreement referred to in paragraph 5(c) of this Agreement), or (iii) the Company or any stockholder be required to comply with any other requirements which they reasonably deem to be duly burdensome, except for the lock-up agreement as provided for in paragraph 5(d) of this Agreement; it will notify you promptly of any request by the SEC or the corporate or securities departments, divisions or agencies
("Securities Departments") of any of the Designated States for the amendment or supplementing of the Disclosure Documents or the Blue Sky Applications; it will, at its own expense, during the term of this Agreement and thereafter promptly notify you of the filing of such amendments or supplements to the Disclosure Documents or the Blue Sky Applications, as may be necessary to correct any statements or omissions if any event shall have occurred as a result of which the Disclosure Documents include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and it will file or distribute no amendment to the Disclosure Documents or the Blue Sky Applications to which you shall reasonably object after having been furnished a copy a reasonable time prior to the filing.

     (b) Promptly upon becoming aware thereof, the Company will advise you and, if requested, confirm such advice in writing (i) of the effectiveness of the Blue Sky Applications; (ii) of the issuance of any orders affecting the effectiveness of the Blue Sky Applications or the use of the Disclosure Documents, or of the initiation or threatening of any proceeding for that purpose; and (iii) of any orders or other communications of any public authority addressed to the Company suspending or threatening to suspend qualification of the Units for sale or any exemption therefrom and the Company will use all reasonable efforts to prevent the issuance of any such order or to obtain lifting of such an order if such an order should be issued.

     (c) The Company will file and continue to file and supply such financial statements, reports and other information at such times as are or may be reasonably required by the SEC and the Securities Departments of the Designated States for so long as required for the placement of the Units or for the compliance with any conditions or requirements relating to the effectiveness of the Blue Sky Applications.

     (d)  The Company will furnish to you, as soon as available, copies  of
(i) the Disclosure Documents, and (ii) for such period as delivery of the Disclosure Documents may be required by the 1933 Act or the applicable law of the Designated States, any amended Disclosure Documents or supplements thereto required to be prepared pursuant to this Agreement, all in such reasonable quantities as you may from time to time request.

     (e) The Company agrees to pay all expenses in connection with (i) the preparation, printing, duplicating and filing of the Disclosure Documents and Blue Sky Applications, including the costs of all copies thereof and of any amendments or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the preparation and delivery of the instruments evidencing the Securities, (iii) the qualification or exemption therefrom of the Securities under the 1933 Act and applicable state laws, (iv) the legal and other expenses of the Company, and (v) all fees and expenses regarding the Bank Escrow Agreement and the fees of the escrow agent.

     (f) The Company agrees that during the one year period commencing on the Final Closing Date of this offering it will not, without your prior written consent, sell, contract to sell, issue for other purposes or otherwise dispose of any securities of the Company other than (i) shares of Common Stock issuable on the exercise of any options, warrants or other rights which are disclosed in the Disclosure Documents and (ii) shares of Common Stock issuable upon the exercise of options granted to employees, officers or directors after the date of this Agreement if such options are reasonable and are granted in good faith and at prices which are not less than 85% of the fair market value of the Common Stock on the date of grant of such options.

     (g) The Company will apply the proceeds from the sale of Units by the Company for the purposes set forth under the caption "Use of Proceeds" in the Memorandum.

     (h) The Company will make available the transfer record of the Company in respect of the Securities for inspection by you during the time they remain outstanding.

     (i) The Company will file Form D (as defined in Regulation D) and all required amendments thereto in a timely manner with the SEC and the Securities Departments of the Designated States and deliver copies thereof to you, together with copies of all forms and other documents or materials filed either before or after the Closing Date to comply with State securities laws.

     (j) The Company will promptly deliver to you, without charge (i) two copies of the registration statement covering a public distribution of any of the Securities, as originally filed, and of each amendment thereto, and of each post-effective amendment thereto filed at any time when a prospectus relating to the securities to be sold thereunder is required to be delivered under the 1933 Act, and all financial statements, schedules and exhibits filed therewith (including those incorporated by reference to the extent not previously furnished to you), and (ii) such number of conformed copies of the registration statement, as originally filed, and of each amendment and post-effective amendment thereto (in each such case excluding exhibits), as you may reasonably require. The Company will promptly deliver, without charge, to you or such others whose names and addresses are designated by you as soon as possible after the effective date of the registration statement and thereafter from time to time during the period when delivery of a prospectus relating to the securities to be sold thereunder is required by the 1933 Act, as many printed copies as you may reasonably request of the final prospectus and any amendment or supplement thereto.

5. CONDITIONS TO YOUR OBLIGATIONS. Your obligations to use your best efforts to sell the Units as provided herein shall be subject to the accuracy, at the date hereof and at all times thereafter up to and including the Closing Date of any closing hereunder, of the representations and warranties of the Company contained herein, the performance by the Company of its obligations hereunder, and to the following additional conditions except to the extent you may specifically waive, in writing, any condition otherwise required:

     (a) The Blue Sky Applications shall have become effective in all Designated States necessary to successfully commence sale of the Units not later than the date required to make lawful the offer and sale of the Units in such states; and no order suspending the effectiveness thereof or the use of the Disclosure Documents shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Securities Departments of any Designated State, the SEC or any other governmental agency or commission, and any request of the Securities Departments of any Designated State or the SEC for additional information (to be included in the Blue Sky Applications or the Disclosure Documents or otherwise) shall have been complied with to the satisfaction of your counsel.

     (b) The Disclosure Documents, and any amendment or supplement thereto, shall not contain any untrue statement of fact which, in the opinion of your counsel, is material, or omits to state a fact which, in the opinion of your counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Each of the directors and each stockholder owning more than 5% of the Company's outstanding Common Stock shall have duly executed and delivered to you a lock-up agreement in the form shown by Exhibit 5(d), attached hereto.

     (d) As of the Closing Date of each Closing of this offering, you shall have received opinions, addressed to you and to the several Purchasers, from Messrs. Bartel, Eng, Miller & Torngren, to the effect that:

          (i) The Company has been duly organized in accordance with the Delaware Corporation Law and exists in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as described in the Disclosure Documents, and is duly qualified and in good standing in the State of California and in each additional jurisdiction in which such qualification is required except where the failure to so qualify, both individually and in the aggregate, does not have a material adverse effect on the condition (financial or otherwise), or business of the Company or on its properties or assets;

          (ii) All consents, approvals, authorizations or orders of, and filings, registrations, and qualifications with any court or governmental body in the United States required for the consummation of the transactions contemplated by this Agreement, other than with respect to state securities laws have been made or obtained;

          (iii) This Agreement has been duly authorized by all necessary corporate action of the Company and, when executed and delivered, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity and except that the indemnification provisions of this Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities;

          (iv) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of the Organizational Documents of the Company, and will not constitute a material default under any indenture, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Company is a party or by which it is bound, and will not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company, other than with respect to state securities laws, or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which such counsel is aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations;

          (v) The Warrants and Placement Agent's Warrants, when issued and paid for, will be duly authorized and existing obligations of the Company, enforceable in accordance with their respective terms except to the extent that the enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;

          (vi) The shares of Common Stock included in the Units, the Warrant Shares, the Common Stock included in the Placement Agent's Warrant Units and the Warrant Shares underlying the Warrants included in the Placement Agent's Warrant Units will, when duly issued and paid for, constitute duly authorized, legally and validly issued shares of the common stock, $.001 par value, of the Company, fully paid and non-assessable;

          (vii) The authorized, issued and outstanding capital stock of the Company conforms to the descriptions thereof in the Disclosure Documents. To the knowledge of such counsel after having conducted such inquiry as they have deemed appropriate, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue or register, any shares of capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company other than as disclosed in the Disclosure Documents;

          (viii) The certificates and instruments used to evidence the Common Stock and Warrants are each in due and proper form as required by the laws of the State of Delaware and the Organizational Documents of the Company;

          (ix) Neither the holders of the outstanding shares of Common Stock nor of any other securities or rights of the Company are entitled to pre-emptive or other rights or agreements for the purchase or acquisition from the Company of any shares of its Common Stock or to subscribe for the Units. Except as set forth in the Disclosure Documents the offering of the Units as contemplated by this Agreement and the Memorandum does not give rise to any rights relating to the registration of any securities of the
Company, and the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as set forth in the Disclosure Documents, the Company is not a party or subject to any agreement or understanding, and, to the best of such counsel's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          (x) To the knowledge of such counsel after having conducted such inquiry as they have deemed appropriate and except as disclosed in the Disclosure Documents, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency or body or arbitration panel, to which the Company is a party, or to which any property of the Company is subject, which is not referred to in the Disclosure Documents, which in the opinion of such counsel, might result in a material adverse change in the business, financial condition or results of operations or materially affect the properties or assets of the Company taken as a whole; and

          (xi) Nothing has come to the attention of such counsel during the course of any of their work in connection with this Agreement which has caused them to believe that the Company has breached any of their representations, warranties or agreements herein, or has made an untrue statement of material fact in any of the Disclosure Documents or has omitted to state a material fact necessary in order to make the statements made in the Disclosure Documents, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements included in the Disclosure Documents).

          (xii) To the knowledge of such counsel, there are no material agreements, contracts or instruments known to such counsel to which the Company is a party or by which it is bound that are not accurately described in the Memorandum.

          In rendering the foregoing opinion, such counsel may rely as to matters of fact upon certificates of the Company's officers and such opinion shall be made subject to the provisions of the Legal Opinion Accord of the ABA Section of Business Law (1991).

     (e) You shall have received a certificate, dated and delivered the Closing Date, addressed to you and the several Purchasers, from the President and the Chief Financial Officer of the Company to the effect that they have carefully examined the Disclosure Documents and that they have made a careful examination as to the facts hereinafter referred to and to the best of their knowledge and belief as to all relevant factual matters and their understanding as to certain legal matters based upon their discussions of such legal matters with Company counsel and other legal counsel:

          (i) The Company has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date;

          (ii) No order suspending the effectiveness of the Blue Sky Applications has been issued or threatened of which you have not been previously notified pursuant to Section 4(b) hereof;

          (iii) The Disclosure Documents and any amendments or supplements thereto do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date of the Memorandum there has occurred no event required to be set forth in an amended or supplemented Disclosure Documents which has not been so set forth;

          (iv) Subsequent to the dates as of which information is given in the Disclosure Documents, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and there has not been any change in the capital structure or debt of the Company or any material adverse change in the financial condition, net worth or results of operations of the Company, except as disclosed or contemplated in the Disclosure Documents; and

          (v) Each of the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date.

     (f) The Placement Agent shall be satisfied with the current status of the Company's patents, and the Placement Agent shall have received an opinion, in a form satisfactory to it, from the Company's patent counsel stating, to the best knowledge of such counsel, that the information in the Disclosure Documents pertaining to the Company's patents is true and correct.

     (g) You shall have received from the Company or its counsel, all information required to enable you to make such investigation of the Company and its business prospects as you desire, including without limitation, all of the Company's information or information, notes, memoranda and correspondence with the Food and Drug Administration, and the Company shall have made available to you such persons as you deem reasonably necessary or appropriate in order to verify or substantiate any information regarding the Company except such persons with whom the Company has fragile business relationships or is otherwise restricted by proprietary trade secret or confidentiality agreements.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to you and your counsel.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and deliver the Securities shall be subject to the accuracy, at the date hereof and at all times thereafter up to and including the Closing Date, of your representations and warranties contained herein, the performance by you of your obligations hereunder, and to the receipt by the Company on the Closing Date of a certificate from one of your officers that your representations and warranties in this Agreement are true and correct, and you have complied with all the agreements and satisfied all of the conditions on your part to be performed or satisfied at or prior to each Closing Date.

7.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless you, each of your officers, directors, employees, agents, registered representatives and attorneys and each person, if any, who controls you within the meaning of the 1933 Act, the 1934 Act or applicable state securities laws
(collectively referred to as "indemnified persons"), against losses, claims, damages or liabilities, joint or several, to which you or such indemnified persons may become subject under the 1933 Act, the 1934 Act, applicable state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Blue Sky Applications or the Disclosure Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or out of any failure of the Company to have obtained or maintained an exemption from registration of the Securities under the securities laws of any Designated State; and agrees to reimburse you and each indemnified person for any legal or other expenses reasonably incurred by you or such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of you or any indemnified person with respect to any loss, claim, damage or liability asserted by a purchaser of any Units if a copy of the Disclosure Documents was not given to such purchaser at or prior to the time required under the 1933 Act and prior to the signing of the Subscription Agreement by such purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) You will indemnify and hold harmless the Company, each of its officers, directors, employees, agents and attorneys and each person, if any, who controls the Company within the meaning of the Act, or applicable state securities laws (collectively referred to as "indemnified persons"), against any losses, claims, damages or liabilities, joint or several, to which the Company, or such indemnified persons may become subject under the 1933 Act, the 1934 Act, applicable state securities law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a failure to furnish a copy of the Disclosure Documents to any offeree or purchaser of Units as required by the Act or applicable state securities law, or the offer or sale of the Units other than upon the terms and conditions set forth herein or in the Disclosure Documents, or the sale of the Units to an investor who was not suitable, provided that any oral or written statement made by an investor may be relied upon by you in determining whether an investor is suitable or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Blue Sky Applications or the Disclosure Documents or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Blue Sky Applications or the Disclosure Documents, or such amendment or such supplement, in reliance upon and in conformity with information furnished to the Company in writing by you or on your behalf specifically for use in the preparation thereof; and will reimburse any legal or other expense reasonably incurred by the Company or any such indemnified person in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which you may otherwise have.

     (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this paragraph 7, notify the indemnifying party of the commencement thereof and the failure to notify the indemnifying party will relieve it from any liability under this paragraph 7; but omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7. Upon the receipt of such notice, the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of expenses. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent.

     (d) In the event you use the services of Participating Dealers as provided in paragraph 3(b), each such Participating Dealer and its officers, directors, employees, agents attorneys and controlling persons shall be entitled to indemnification under this paragraph 7 to the same extent as you and your indemnified persons.

     (e) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Units (taking into account the relationship between the net proceeds of the offering of the Units to the Company and the placement fee received by the indemnified party), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and you agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if you and the Participating Dealers were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 7(e). Notwithstanding the equitable considerations referred to in this paragraph 7(e), neither you (or any Participating Dealer) nor any person controlling you shall be obligated to make contribution hereunder that in the aggregate exceeds the aggregate purchase price of the Units with respect to which you (or any Participating Dealer) received placement fees under this Agreement, less the aggregate amount of any damages that you (or any Participating Dealer) and your controlling persons, if any, have otherwise been required to pay in respect of the same claim or any substantially similar claim. Each of the obligations of yourselves and the Participating Dealers to contribute are several and not joint and bear the same proportion as the amount of sales commission received by each of you bears to total sales commissions received by all of you.

8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company and yourselves herein or in certificates delivered pursuant hereto, and the indemnity agreements of the Company and you contained in paragraph 7 hereof, shall remain operative and in full force and effect regardless of any investigation or statement as to the results thereof made by or on behalf of yourselves or any controlling person, or by or on behalf of the Company or any of its officers, directors, agents, employees, attorneys or any controlling persons, as the case may be, and shall survive the termination of this Agreement.

9.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

     (a)  This Agreement shall become effective upon its execution by you.

     (b) You shall have the right to terminate this Agreement at any time prior to the termination of the offering contemplated herein if any domestic or international event or act or occurrence has in your reasonable judgment materially disrupted or will in the immediate future materially disrupt the nation's securities markets, or if trading on the New York Stock Exchange shall have been suspended or if the United States shall have become involved in a war or like military activity, or if a banking moratorium has been declared by the State of Arizona or the State of New York or any states contiguous thereto or by any federal authority or official, or if the Company shall have sustained material loss by fire, flood, accident, hurricane, earthquake or other calamity that, regardless of whether said loss shall have been insured, will, in your reasonable judgment, make it inadvisable to proceed with the offering or delivery of the Units.

     If you elect to terminate this Agreement as provided in this paragraph, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter.

     (c) This agreement shall automatically terminate if you fail to continue to be registered and licensed as a broker-dealer with the National Association of Securities Dealers, Inc. or to be qualified or registered as a broker-dealer in any state in which you have offered the Company's securities.

     (d) This Agreement shall terminate upon thirty (30) days' prior written notice to the other party.

10. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt, to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows: if to Paradise Valley Securities, Inc., at the address of its principal office as shown in this Agreement; and if to the Company, at its principal office. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

11. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Company and your and its respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers, directors, employees, agents and attorneys of the parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons, officers, directors, employees, agents and attorneys, and for the benefit of no other person or corporation. No purchaser of any of the Units shall be construed as a successor or assign by reason of such purchase.

12. INFORMATION FURNISHED. The Company hereby confirms that the statements with respect to the offering of the Units under the caption "Terms of the Offering" in the Memorandum and on the cover page thereof are the only portions of the Disclosure Documents furnished to the Company by you for use in the Disclosure Documents, and you hereby confirm that such statements are true and do not omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

13. ATTORNEYS' FEES. If any action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

14.  TIME OF ESSENCE.  Time shall be of the essence of this Agreement.

15.  CONSTRUCTION.   This Agreement shall be construed in  accordance  with
the internal laws of the State of Arizona.

16.  EXECUTION.   This   Agreement   may  be  executed  in  any  number  of
counterparts each of which taken together shall constitute one and the same instrument.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement can only be modified, including any extension of the Offering Period, by a written agreement duly signed by persons authorized to sign agreements on behalf of the respective parties.



                                                                A:\UNITPLAC.AGR

     If the foregoing is in accordance with your understanding, please sign below and return to us a counterpart hereof, and upon your acceptance hereof, this letter and the acceptance hereof shall constitute a binding agreement between you and the Company.


                                   Very truly yours,

                                   THERMOGENESIS CORP.



                                   by  /S/  PHILIP H. COELHO
                                   Philip H. Coelho, President




Accepted and agreed to as of the
date first above written by:


PARADISE VALLEY SECURITIES, INC.



by  /S/  MICHAEL E. JACOBSON
 Michael E. Jacobson,
 Senior Vice-President

          LIST OF DESIGNATED STATES AND/OR JURISDICTIONS


                                  ARIZONA
                                CALIFORNIA
                                 COLORADO
                                  FLORIDA
                                  GEORGIA
                                 ILLINOIS
                                 MINNESOTA
                                  NEVADA
                                NEW JERSEY
                                 NEW YORK






























                           SCHEDULE 2(B)


                        LOCK UP AGREEMENT

                                          _________________, 1995



Paradise Valley Securities, Inc.
11811 North Tatum Blvd., Suite 4040
Phoenix, Arizona  85028

     Re:  THERMOGENESIS CORP.

Gentlemen:

     I am a beneficial owner of securities of THERMOGENESIS CORP., a Delaware corporation (the "Company"). I understand that you propose to make a private placement of securities of the Company. I acknowledge that such action by you will be of material benefit to the Company and the undersigned as a beneficial owner of the Company's securities.

     In consideration of the foregoing, and in order to induce you to act as set forth above, I confirm my agreement that I will not, without your prior approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock which I may own legally or beneficially ("Shares"), in any manner whatsoever whether pursuant to Rule 144 of the Regulations or otherwise, for a period of one hundred eighty (180) days from the effectiveness of the registration statement filed pursuant to Section 7.2 of the Unit Purchase Agreements entered into between the Company and the respective purchasers of Units of the aforementioned private placement.

     I further understand that the Company will execute an placement agreement with you concerning the proposed private placement and that such agreement will provide that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.

                              Very truly yours,



                              ___________________________________
                              (Shareholder)

                           EXHIBIT 5(D)


                                                                A:\UNITPLAC.AGR